Exhibit 21

                            IMPERIAL INDUSTRIES, INC.

                         Subsidiaries of the Registrant

                                December 31, 2003




                                                               Incorporated
                                                               under laws of
                                                               -------------

Acrocrete, Inc.                                                  Florida

Premix-Marbletite Manufacturing Co., Inc                         Florida

Just-Rite Supply, Inc                                            Florida

Triple I Leasing, Inc. (inactive)                                Florida